CUSTODY AGREEMENT


This AGREEMENT is effective November 15, 1993, and is between THE CHASE MANHATTAN BANK, N.A. (the "Bank") and Franklin/Templeton Global Trust (the "Customer") which includes the funds listed in Schedule B, as such schedule may be amended from time to time.

1.   Customer Accounts.

     The  Bank  agrees  to  establish  and  maintain  the   following   accounts
("Accounts"):

     (a) A custody account in the name of the Customer ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by the Bank or its Subcustodian (as defined in Section 3) for the account of the Customer ("Securities,,); and

     (b) A deposit account in the name of the Customer ("Deposit Account") for any and all cash in any currency received by the Bank or its Subcustodian for the account of the Customer, which cash shall not be subject to withdrawal by draft or check.

     The Customer warrants its authority to: 1) deposit the cash and Securities ("Assets") received in the Accounts and 2) give instructions (as defined in
Section 11) concerning the Accounts. The Bank may deliver securities of the same class in place of those deposited in the Custody Account.

     Upon written agreement between the Bank and the Customer, additional Accounts may be established and separately accounted for as additional Accounts under the terms of this Agreement.

2.   Maintenance of Securities and Cash at Bank and Subcustodian Locations.

     Unless instructions specifically require another location acceptable to the
Bank:

     (a) Securities will be held in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired; and

     (b) Cash will be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

     Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent instructions are issued and the Bank can comply with such instructions, the Bank is authorized to maintain cash balances on deposit for the Customer with itself or one of its affiliates at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as the Customer may direct, if acceptable to the Bank.

     If the Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians or their securities depositories, such arrangement must be authorized by a written agreement, signed by the Bank and the Customer.

3.   Subcustodians and Securities Depositories.

     The Bank may act under this Agreement through the subcustodians listed in Schedule A of this Agreement with which the Bank has entered into subcustodial agreements ("Subcustodians"). The Customer authorizes the Bank to hold Assets in the Accounts in accounts which the Bank has established with one or more of its branches or Subcustodians. The Bank and Subcustodians are authorized to hold any of the Securities in their account with any securities depository in which they participate.

     The Bank reserves the right to add new, replace or remove Subcustodians. The Customer will be given reasonable notice by the Bank of any amendment to Schedule A. Upon request by the Customer, the Bank will identify the name, address and principal place of business of any Subcustodian of the Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

     The terms Subcustodian and securities depositories as used in this Agreement shall mean a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository, which are further defined as follows:

     (a) "qualified U.S. Bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the Investment Company Act of 1940;

     (b) "eligible foreign custodian" shall mean (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereof), (ii) a majority-owned direct or indirect subsidiary of a qualified U.S. bank or bank-holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders, equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof), (iii) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, or a majority-owned direct or indirect subsidiary of a qualified U.S. bank or bank-holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be specified in Instructions and approved by the Bank, or (iv) any other entity that shall have been so qualified by exemptive rule or other appropriate action of the Securities and Exchange Commission; and

     (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling of securities or equivalent book-entries in that country or (ii) a transnational system for the central handling of securities or equivalent book-entries.

     The Customer represents that its Board of Trustees has approved each of the Subcustodians listed in Schedule A of this Agreement and the terms of the subcustody agreements between the Bank and each Subcustodian, and further represents that its Board has determined that the use of each Subcustodian and the terms of each subcustody agreement are consistent with the best interests of the Customer's fund(s) and its (their) shareholders. The Bank will supply the Customer with any amendment to Schedule A for approval. The Customer has supplied or will supply the Bank with certified copies of its Board of Trustees resolutions with respect to the foregoing prior to placing Assets with any Subcustodian so approved.

4.   Use of Subcustodian.

     (a) The Bank will identify Assets on its books as belonging to the Customer.

     (b) A Subcustodian will hold Assets together with assets belonging to other customers of the Bank in accounts identified on such Subcustodian's books as special custody accounts for the exclusive benefit of customers of the Bank.

     (c) Any Assets in the Accounts held by a Subcustodian will be subject only to the instructions of the Bank or its agent. Any Securities held in a securities depository for the account of a Subcustodian will be subject only to the instructions of such

Subcustodian.

     (d) Any agreement the Bank enters into with a Subcustodian for holding its customer's assets shall provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration, and that the beneficial ownership of such assets will be freely transferable without the payment of money or value other than for safe custody or administration. The foregoing shall not apply to the extent of any special agreement or arrangement made by the Customer with any particular Subcustodian.

5.   Deposit Account Transactions.

     (a) The Bank or its Subcustodians will make payments from the Deposit Account upon receipt of Instructions which include all information required by the Bank.

     (b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, the Bank, in its discretion, may advance the Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by the Bank on similar loans.

     (c) If the Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, the Customer will promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If the Customer does not promptly return any amount upon such notification, the Bank shall be entitled, upon oral or written notification to the Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. The Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for the Customer upon Instructions after consultation with the Customer.

6.   Custody Account Transactions.

     (a) Securities will be transferred, exchanged or delivered by the Bank or its Subcustodian upon receipt by the Bank of Instructions which include all information required by the Bank. Settlement and payment for Securities received for, and delivery of Securities out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Securities out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to the Bank.

     (b) The Bank, in its discretion, may credit or debit the Accounts on a contractual settlement date with cash or Securities with respect to any sale, exchange or purchase of Securities. otherwise, such transactions will be credited or debited to the Accounts on the date cash or Securities are actually received by the Bank and reconciled to the Accounts.

          (i) The Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by the Bank in its discretion, after the contractual settlement date for the related transaction.

          (ii) If any Securities delivered pursuant to this Section 6 are returned by the recipient thereof, the Bank may reverse the credits and debits of the particular transaction at any time.

7.   Actions of the Bank.

     The Bank shall follow Instructions received regarding Assets held in the Accounts. However, until it receives Instructions to the contrary, the Bank will perform the following functions.

     (a) Present for payment any Securities which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that the Bank or Subcustodian is actually aware of such opportunities.

     (b) Execute in the name of the Customer such ownership and other certificates as may be required to obtain payments in respect of Securities.

     (c) Exchange interim receipts or temporary Securities for definitive Securities.

     (d)  Appoint  brokers  and  agents  for  any   transaction   involving  the
Securities, including, without limitation, affiliates of the Bank or any Subcustodian.

     (e) Issue statements to the Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

     The Bank will send the Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless the Customer sends the Bank a written exception or objection to any Bank statement within sixty days of receipt, the Customer shall be deemed to have approved such statement. In such event, or where the Customer has otherwise approved any such statement, the Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom as though it had been settled by the decree of a court of competent jurisdiction in an action where the Customer and all persons having or claiming an interest in the Customer or the Customer's Accounts were parties.

     All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at the risk of the Customer. The Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank or by its Subcustodians of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which the Bank has agreed to take any action under this Agreement.

8.   Corporate Actions; Proxies.

     Whenever the Bank receives information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), the Bank will give the Customer notice of such Corporate Actions to the extent that the Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

     When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate, Action is received which bears an expiration date, the Bank will endeavor to obtain Instructions from the Customer or its Authorized Person, as defined in Section 10, but if Instructions are not received in time for the Bank to take timely action, or actual notice of such Corporate Action was received too late to seek
Instructions, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appropriate, in which case it shall be held harmless for any such action.

     The Bank will deliver proxies to the Customer or its designated agent pursuant to special arrangements which may have been agreed to in writing. Such proxies shall be executed in the appropriate nominee name relating to Securities in the Custody Account registered in the name of such nominee but without indicating the manner in which such proxies are to be voted; and where bearer
Securities are involved, proxies will be delivered in accordance with Instructions.

9.   Nominees.

     Securities which are ordinarily held in registered form may be registered in a nominee name of the Bank, Subcustodian or securities depository, as the case may be. The Bank may, without notice to the Customer, cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Customer. In the event that any Securities registered in a nominee name are called for partial redemption by the issuer, the Bank may allot the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable.
The Customer agrees to hold the Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Securities in the Custody Account.

10.  Authorized Persons.

     As used in this Agreement, the term "Authorized Person" means employees or agents, including investment managers, as have been designated by written notice from the Customer or its designated agent to act on behalf of the Customer under this Agreement. Such persons shall continue to be Authorized Persons until such time as the Bank receives Instructions from the Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

11.  Instructions.

     The term "Instructions" means instructions of any Authorized Person received by the Bank via telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to the Bank which the Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until cancelled or superseded.

     Any Instructions delivered to the Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but the Customer will hold the Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or the Bank's failure to produce such confirmation at any subsequent time. Either Party may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. The Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which the Bank shall make available to the Customer or its Authorized Persons.

     Account transactions made pursuant to Sections 5 and 6 of this Agreement may be made only for the purposes listed below. Instructions must specify the purpose for which any transaction is to be made and the Customer shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Customer by law or as may be set forth in its prospectus.

     (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions.

     (b) When Securities are called, redeemed or retired, or otherwise become payable.

     (c) In exchange for or upon conversion into other securities alone or other
securities   and  cash   pursuant   to  any  plan  or   merger,   consolidation,
reorganization, recapitalization or readjustment.

     (d) Upon conversion of Securities pursuant to their terms into other securities.

     (e) Upon exercise of subscription, purchase or other similar rights represented by Securities.

     (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses.

     (g) In connection with any borrowings by the Customer requiring a pledge of Securities, but only against receipt of amounts borrowed.

     (h) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Customer.

     (i) For the purpose of redeeming shares of the capital stock of the Customer and the delivery to, or the crediting to the account of the Bank, its Subcustodian or the Customer's transfer agent, such shares to be purchased or redeemed.

     (j) For the purpose of redeeming in kind shares of the Customer against delivery of the shares to be redeemed to the Bank, its Subcustodian or the Customer's transfer agent.

     (k) For delivery in accordance with the provisions of any agreement among the Customer, the Bank and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of the National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer.

     (1) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to the Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Bank will receive the Securities previously deposited from brokers. The Bank will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return.

     (m) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions.

     (n) For other proper purposes as may be specified in Instructions issued by an officer of the Customer which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a certification that the purpose is a proper purpose under the instruments governing the Customer.

     (o) Upon the termination of this Agreement as set forth in Section 14(i).

12.  Standard of Care; Liabilities.

     (a) The Bank shall be responsible for the performance of only such duties as are set forth in this Agreement or expressly contained in Instructions which are consistent with the provisions of this Agreement.

          (i) The Bank will use reasonable care with respect to its obligations under this Agreement and the safekeeping of Assets. The Bank shall be liable to the Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets to the same extent that the Bank would be liable to the Customer if the Bank were holding such Assets in New York. In the event of any loss to the Customer by reason of the failure of the Bank or its Subcustodian to utilize reasonable care, the Bank shall be liable to the Customer only to the extent of the Customers direct damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances.

          (ii) The Bank will not be responsible for any act, omission, default or for the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

          (iii) The Bank shall be indemnified by and without liability to the Customer for any action taken or omitted by the Bank whether pursuant to Instructions or otherwise within the scope of this Agreement if such act or omission was in good faith without negligence. In performing its obligations under this Agreement, the Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed.

          (iv) The Customer agrees to pay for and hold the Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Assets in the Accounts.

          (v) The Bank shall be entitled to rely and may act upon the advice of counsel (who may be counsel for the Customer) on-all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

          (vi) The Bank need not maintain any insurance for the benefit of the Customer.

          (vii) Without limiting the foregoing, the Bank shall not be liable for any loss which results from: 1) the general risk of investing or 2) investing or holding Assets in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

          (viii)Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to, strikes or work stoppages, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

     (b)  Consistent  with and  without  limiting  the first  paragraph  of this
Section 12, it is specifically acknowledged that the Bank shall have no duty or responsibility to:

          (i) question Instructions or make any suggestions to the Customer or an Authorized Person regarding such Instructions;

          (ii) supervise or make recommendations with respect to investments or the retention of Securities;

          (iii) advise the Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 5(c) of this Agreement;

          (iv) evaluate or report to the Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement; or

          (v) review or reconcile trade confirmations received from brokers. The Customer or its Authorized Persons issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by the Bank.

     (c) The Customer authorizes the Bank to act under this Agreement notwithstanding that the Bank or any of its divisions or affiliates may have a material interest in a transaction, or circumstances are such that the Bank may have a potential conflict of duty or interest including the fact that the Bank or any of its affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Securities, act as a lender to the issuer of Securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of Securities, or earn profits from any of the activities listed herein.

     (d) The Bank hereby warrants to the Customer that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. bank, each eligible foreign custodian and each eligible foreign securities depository holding the Customer's Securities pursuant to this Agreement afford protection for such Securities at least equal to that afforded by the Bank's established procedures with respect to similar securities held by the Bank and its securities depositories in New York.

13.  Fees and Expenses.

     The Customer agrees to pay the Bank for its services under this Agreement such amount as may be agreed upon in writing, together with the Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees. The Bank shall have a lien on and is authorized to charge any Accounts of the Customer for any amount owing to the Bank under any provision of this Agreement.

14.  MISCELLANEOUS.

     (a) FOREIGN EXCHANGE TRANSACTIONS. To facilitate the administration of the Customer's trading and investment activity, the Bank is authorized to enter into spot or forward foreign exchange contracts with the Customer or an Authorized Person for the Customer and may also provide foreign exchange through its subsidiaries, affiliates or Subcustodians. Instructions, including standing
Instructions, may be issued with respect to such contracts but the Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where the Bank, its subsidiaries, affiliates or Subcustodians enter into a foreign exchange contract related to Accounts, the terms and conditions of the then current foreign exchange contract of the Bank, its subsidiary, affiliate or Subcustodian and, to the extent not inconsistent, this Agreement, shall apply to such transaction.

     (b) CERTIFICATION OF RESIDENCY, ETC. The Customer certifies that it is a resident of the United States and agrees to notify the Bank of any changes in residency. The Bank may rely upon this certification or the certification of such other facts as may be required to administer the Bank's obligations under this Agreement. The Customer will indemnify the Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

     (c) ACCESS TO RECORDS. The Bank shall allow the Customer's independent public auditors reasonable access to the records of the Bank relating to the Assets as is required in connection with their examination of books and records pertaining to the Customer's affairs. Subject to restrictions under applicable law, the Bank shall also obtain an undertaking to permit the Customer's independent public auditors reasonable access to the records of any Subcustodian which has physical possession of any Assets as may be required in connection with the examination of the Customer's books and records. Upon reasonable request from the Customer, the Bank shall furnish the Customer such reports (or portions thereof) of the Bank's system of internal accounting controls applicable to the Bank's duties under this Agreement. The Bank shall endeavor to obtain and furnish the Customer with such similar reports as it may reasonably request with respect to each Subcustodian and securities depository holding the Customer's assets.

     (d) GOVERNING LAW; SUCCESSORS AND ASSIGNS. This Agreement shall be governed by the laws of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Bank.

     (e) ENTIRE AGREEMENT; APPLICABLE RIDERS. Customer represents that the Assets deposited in the Accounts are (check one):

               -----employee  benefit  plan  or  other  assets  subject  to  the
                    Employee Retirement Income Security Act of 1974; as amended ("ERISA");

               --X--mutual  fund  assets  subject  to  Securities  and  Exchange
                    Commission ("SEC") rules and regulations; or

               -----neither of the above.

     This Agreement consists exclusively of this document together with Schedule A and Schedule B and the following rider(s) [check applicable rider(s)]:

               -----ERISA

               --X--MUTUAL FUND

               -----SPECIAL TERMS AND CONDITIONS

     There are no other provisions of this Agreement and this Agreement supersedes any other agreements, whether, written or oral, between the parties. Any amendment to this Agreement must be in writing, executed by both parties.

     (f) SEVERABILITY. In the event that one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of any such provision and the remaining provisions, under other circumstances or in other jurisdictions will not in any way be affected or impaired.

     (g) WAIVER. Except as otherwise-provided in this Agreement, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise ,of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

     (h) NOTICES. All notices under this Agreement shall be effective when actually received. Any notices or other communications which may be required under this Agreement are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing;

      Bank:               The Chase Manhattan Bank, N.A.
                              4 Chase MetroTech Center, 18th Floor
                              Brooklyn, NY 11245
                              Attention:  Global Investor Services

      Customer:           Franklin/Templeton Global Trust
                              777 Mariners Island Blvd.
                              San Mateo, California 94404

      with a copy to:     Franklin/Templeton Group of Funds
                              777 Mariners Island Blvd.
                              San Mateo, CA 94404

                              Attention:  Department 42
                                          Fund Accounting

     (i) TERMINATION. This Agreement may be terminated by the Customer or the Bank by giving sixty days written notice to the other, provided that such notice to the Bank shall specify the names of the persons to whom the Bank shall deliver the Assets in the Accounts. If notice of termination is given by the Bank, the Customer shall, within sixty days following receipt of the notice, deliver to the Bank Instructions specifying the names of the persons to whom the Bank shall deliver the Assets. In either case, the Bank will deliver the Assets to the persons so specified, after deducting any amounts which the Bank determines in good faith to be owed to it under Section 13. If within sixty days following receipt of a notice of termination by the Bank, the Bank does not receive Instructions from the Customer specifying the names of the persons to whom the Bank shall deliver the Assets, the Bank, at its election, and consistent with the requirements of the Investment Company Act of 1940, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and-disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to the Bank.

                                    CUSTOMER

                                    By:  /s/ Donald P. Gould
                                          President
                                          Title


                                    THE CHASE MANHATTAN BANK, N.A.

                                    By:  /s/ Eligible
                                          Vice President
                                          Title

STATE OF CALIFORNIA

                                    SS.

COUNTY OF LOS ANGELES

On this 25th day of February, 1994, before me personally came Donald P. Gould to me known, who being by me duly sworn, did depose and say that he/she resides in Glaremont, CA at 1916 Trinidad Circle that he/she is President of Franklin/Templeton Global Trust ("Customer"), the Customer which executed the foregoing Agreement; that he/she knows the seal of the Customer; that the seal affixed to the Agreement is such seal; that it was affixed by order of the Customer, and that he/she signed his/her name thereto by like order.

                              /s/ Donald P. Gould

/s/  Marjorie Sandford

sworn to before me this 25th

day of February 1994

/s/ Marjorie Sandford
    Notary


STATE OF NEW YORK

COUNTY OF KINGS

On this 22nd day of February, 1994, before me personally came Lenore M. Vanden Handel to me known, who being by me duly sworn did depose and say that he/she resides in Brooklyn, NY at 4 Chase MetroTech Center - 18 that he/she is a Vice President of THE CHASE MANHATTAN BANK, N.A. ("Bank"), the bank which executed the foregoing Agreement; that he/she knows the seal of the Bank; that the seal affixed to the Agreement is such corporate seal; that it was so affixed by order of the Board of Directors of the Bank, and that he/she signed his/her name thereon by like order.

/s/  Lenore M. Vanden Handel

Sworn to before me this 22

day of February, 1994

/s/  Allen Hamlin
      Notary


                      Mutual Fund Rider to Global Custody Agreement
                        Between The Chase Manhattan Bank, N.A. and
                             Franklin/Templeton Global Trust,
                               effective November 15, 1993



     Customer represents that the Assets being placed in the Bank's custody are subject to the Investment Company Act of 1940 (the "Act"), as the same may be amended from time to time.

     Except to the extent that the Bank has specifically agreed to comply with a condition of a rule, regulation or interpretation promulgated by or under the authority of the Securities and Exchange Commission or the Exemptive Order applicable to accounts of this nature issued to the Bank (Investment Company Act of 1940, Release No. 12053, November 20, 1981), as amended, or unless the Bank has otherwise specifically agreed, the Customer shall be solely responsible to assure that the maintenance of Assets under this Agreement complies with such rules, regulations, interpretations or exemptive order promulgated by or under the authority of the Securities and Exchange Commission.


  October, 1993                                                   SCHEDULE A


                           SUB-CUSTODIAN EMPLOYED BY
             THE CHASE MANHATTAN BANK, N.A. LONDON, GLOBAL CUSTODY


COUNTRY      SUB-CUSTODIAN                     CORRESPONDENT BANK

ARGENTINA    The Chase Manhattan Bank, N.A.    The Chase Manhattan Bank, N.A.
             Main Branch, 25 De Mayo 130/140   Buenos Aires
             Buenos Aires, ARGENTINA

AUSTRALIA    The Chase Manhattan Bank          The Chase Manhattan Bank
             Australia Limited                 Australia Limited
             36th Floor, World Trade Centre    Sydney
             Jamison Street, Sydney
             New South Wales 2000, AUSTRALIA

AUSTRIA      Creditanstalt - Bankverein        Credit Lyonnais
             Schottengasse 6                   Vienna
             A - 1011, Vienna, AUSTRIA

BANGLADESH   Standard Chartered Bank           Standard Chartered Bank
             18-20 Motijheel, C.A.             Dhaka
             Box 536, Dhaka - 1000
             BANGLADESH

BELGIUM      Generale Bank                     Credit Lyonnais Bank
             3 Montagne Du Parc, 1000 Bruxelles Brussels
             BELGIUM

BRAZIL       Banco Chase Manhattan, S.A.        Banco Chase Manhattan, S.A.
             Chase Manhattan Center             Sao Paulo
             Rua Verbo Divino, 1400
             Sao Paulo, SP 04719-002
             BRAZIL

CANADA       The Royal Bank of Canada           Toronto Dominion Bank
             Royal Bank Plaza                   Toronto
             Toronto, Ontario M5J 2J5
             CANADA

             Canada Trust                       Toronto Dominion Bank
             Canada Trust Tower                 Toronto
             BCE Place, 161 Bay at Front
             Toronto, Ontario M5J 2T2
             CANADA

CHILE        The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
             Agustinas 1235, Casilla 9192       Santiago
             Santiago, CHILE

COLOMBIA     Cititrust Columbia S.A.            Cititrust Columbia S.A.
             Sociedad Fiduciaria                Sociedad Fiduciaria
             Av. Jimenez No 8-89                Santafe de Bogota
             Santafe de Bogota, DC
             COLOMBIA

DENMARK      Den Danske Bank                    Den Danske Bank
             2 Holmens Kanala DK 1091           Copenhagen
             Copenhagen
             DENMARK

EUROBONDS    Cedel S.A.                         ECU: Lloyds Bank PLC
             67 Boulevard Grande Duchesse       International Banking
             Charlotte                          Division
             LUXEMBOURG                         London
             A/C The Chase Manhattan Bank N.A.  For all other countries: see
             London                             relevant country
             A/C No. 17817

EURO CDS     First Chicago Clearing Centre      ECU: Lloyds Bank PLC
             27 Leadenhall Street               Banking Division London
             London EC3A 1AA                    For all other countries:
             UNITED KINGDOM                     relevant country

FINLAND      Kanasallis-Osake-Pankki            Kanasallis-Osake-Pankki
             Aleksanterinkatu 42                Helsinki
             00100 Helsinki 10
             FINLAND

FRANCE       Banque Paribas                     Societe Generale
             Ref 256, BP 141                    Paris
             3, Rue D'Antin
             75078 Paris, Cedex 02
             FRANCE

GERMANY      Chase Bank A.G.                    Chase Bank A.G.
             Alexanderstrasse 59                Frankfurt
             Postfach 90 01 09
             60441 Frankfurt/Main
             GERMANY

GREECE       National Bank of Greece S.A.       National Bank of Greece S.A.
             38 Stadiou Street                  Athens
             Athens                             A/C Chase Manhattan Bank, N.A.
             GREECE                             London
                                                A/C No. 040/7/921578-68

HONG KONG    The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
             40/F, One Exchange Square          Hong Kong
             8, Connaught Place
             Central, Hong Kong

HUNGARY      Citibank Budapest Rt.              Citibank Budapest Rt.
             Vaci Utca 19-21                    Budapest
             1052 Budapest V
             HUNGARY

INDIA        The Hongkong and Shanghai Banking  The Chase Manhattan Bank, N.A.
             Corporation Limited                Corporation Limited
             52/60 Mabatma Gandhi Road          Bombay
             Bombay 400 001
             INDIA

INDONESIA    The Hongkong and Shanghai Banking  The Chase Manhattan Bank, N.A.
             Corporation Limited                Jakarta
             World Trade Center
             J1. Jend Sudirman Kav. 29-31
             Jakarta 10023
             INDONESIA

IRELAND      Bank of Ireland                    Allied Irish Bank
             International Financial            Dublin
             Services Centre
             1 Harbourmaster Place
             Dublin 1
             IRELAND

ISRAEL       Bank Leumi Le-Israel B.M.          Bank Leumi Le-Israel B.M.
             19 Herzl Street                    Tel Aviv
             65136 Tel Aviv
             ISRAEL

ITALY        The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
             Piazza Meda 1                      Milan
             20121 Milan
             ITALY

JAPAN        The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
             1-3 Marunouchi 1-Chome             Tokyo
             Chiyoda-Ku
             Tokyo 100
             JAPAN

JORDAN       Arab Bank Limited                  Arab Bank Limited
             PO Box 950544-5                    Amman
             Amman, Shmeisani
             JORDAN

LUXEMBOURG   Banque Generale du Luxembourg S.A. Banque Generale du Luxembourg
             27 Avenue Monterey                 S.A.
             LUXEMBOURG

MALAYSIA     The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
             Pernas International               Kuala Lumpur
             Jalan Sultan Ismail
             50250, Kuala Lumpur
             MALAYSIA

MEXICO       The Chase Manhattan Bank, N.A.     No correspondent Bank
(Equities)   Hamburgo 213, Piso 7
             06660 Mexico D.F.
             MEXICO

(Government
 Bonds)      Banco Nacional de Mexico           No correspondent Bank
             Avenida Juarez No. 104-11 Piso
             06040 Mexico D.F.
             MEXICO

MOROCCO      Banque Commerciale du Maroc        Banque Commerciale du Maroc
             1 Rue Idriss Lahrizi               Casablanca
             Casablanca 01
             MOROCCO

NETHERLANDS  ABN AMRO N.V.                      Credit Lyonnais
             Securities Centre                  Bank Nederland N.V.
             PO Box 3200                        Rotterdam
             4800 De Breda
             NETHERLANDS

NEW ZEALAND  National Nominees Limited          National Bank of New Zealand
             Level 2 BNZ Tower                  Wellington
             125 Queen Street, Auckland
             NEW ZEALAND

NORWAY       Den Norske Bank                    Den Norske Bank
             Kirkegaten 21                      Oslo
             Oslo 1
             NORWAY

PAKISTAN     Citibank N.A.                      Citibank N.A.
             State Life Building No. 1          Karachi
             I.I. Chundrigar Road
             Karachi
             PAKISTAN

PERU         Citibank N.A.                      Citibank N.A.
             Camino Real 457                    Lima
             CC Torre Real - 5th Floor
             San Isidro, Lima 27
             PERU

PHILIPPINES  The Hongkong and Shanghai          The Hongkong and Shanghai
             Banking Corporation Limited        Banking Corporation Limited
             Hong Kong Bank Centre 3/F          Manila
             San Miguel Avenue
             Ortigas Commercial Centre
             Pasig Metro Manila
             PHILIPPINES

POLAND       Bank Polska Kasa Opieki S.A.       Bank Polska Kasa Opieki S.A.
             6/12 Nowy Swiat Str                Warsaw
             00-920 Warsaw
             POLAND

PORTUGAL     Banco Espirito Santo &             Banco Pinto & Sotto Mayor
             Commercial de Lisboa               Avenida Fontes Pereira de Melo
             195, Avenida da Liberdade          1000 Lisbon
             P-1200 Lisbon
             PORTUGAL

SHANGHAI
(CHINA)      The Hongkong and Shanghai          The Chase Manhattan Bank, N.A.
             Banking Corporation Limited        Hong Kong
             Shanghai Branch
             Corporate Banking Centre
             Unit 504, 5/F Shanghai Centre
             1376 Nanjing Xi Lu
             Shanghai
             THE PEOPLE'S REPUBLIC OF CHINA

SHENZHEN
(CHINA)      The Hongkong and Shanghai          The Chase Manhattan Bank, N.A.
             Banking Corporation Limited        Hong Kong
             1st Floor, Central Plaza Hotel
             No. 1 Chun Feng Lu
             Shenzhen
             THE PEOPLE'S REPUBLIC OF CHINA

SINGAPORE    The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
             Shell Tower                        Singapore
             50 Raffles Place
             Singapore 0104
             SINGAPORE

SOUTH KOREA  The Hongkong and Shanghai          The Hongkong and Shanghai
             Banking Corporation Limited        Banking Corporation Limited
             6/F Kyobo Building                 Seoul
             #1 Chongro, 1-ka Chongro-ku
             Seoul
             SOUTH KOREA

SPAIN        The Chase Manhattan Bank, N.A.     Banco Zaragozano, S.A.
             Calle Peonias 2, 7th Floor         Madrid
             La Piovera, 28042 Madrid
             SPAIN

SRI LANKA    The Hongkong and Shanghai          The Hongkong and Shanghai
             Banking Corporation Limited        Banking Corporation Limited
             24, Sir Baron Jayatilaka Mawatha,  Colombo
             Colombo 1,
             SRI LANKA

SWEDEN       Skandinaviska Enskilda Banken      Svenska Handelsbanken
             Kungstradgardsgatan 8              Stockholm
             Stockholm S-106 40
             SWEDEN

SWITZERLAND  Union Bank of Switzerland          Union Bank of Switzerland
             45 Bahnhofstrasse                  Zurich
             8021 Zurich
             SWITZERLAND

TAIWAN       The Chase Manhattan Bank, N.A.     No correspondent Bank
             673 Min Sheng East Road - 9th Floor
             Taipei
             TAIWAN
             Republic of China

THAILAND     The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
             Bubhajit Building                  Bangkok
             20 North Sathorn Road
             Silom, Bangrak
             Bangkok 10500
             THAILAND

TURKEY       The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
             Yildiz Posta Caddesi 52            Istanbul
             Dedeman Ticaret Merkezi, Kat 11
             80700 Esentepe
             Istanbul
             TURKEY

U.K.         The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank,
N.A.
             Woolgate House                     London
             Coleman Street
             London EC2P 2HD
             UNITED KINGDOM

URUGUAY      The First National Bank of Boston The First National Bank of Boston
             Zabala 1463                        Montevideo
             Montevideo
             URUGUAY

U.S.A.       The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
             1 Chase Manhattan Plaza            New York
             New York
             NY 10081
             U.S.A.

VENEZUELA    Citibank N.A.                      Citibank N.A.
             Carmelitas a Altagracia            Caracas
             Edificio Citibank
             Caracas 1010
             VENEZUELA


 February, 1994                                                    SCHEDULE B



                           LIST OF FUNDS INCLUDED IN
                        FRANKLIN/TEMPLETON GLOBAL TRUST



1.   Franklin/Templeton German Government Bond Fund

2.   Franklin/Templeton Global Currency Fund

3.   Franklin/Templeton Hard Currency Fund

4.   Franklin/Templeton High Income Currency Fund